Exhibit 99.2

BeiGene Announces Pricing of Public Offering by Selling Shareholders

CAMBRIDGE, Mass. and BEIJING, China, December 1, 2020 -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced the pricing of an underwritten public offering of 1,511,546 American Depositary Shares (“ADSs”), each representing 13 of its ordinary shares, par value $0.0001 per share, by fund partnerships affiliated with Baker Bros. Advisors LP (the “Selling Shareholders”) at a public offering price of $225 per ADS. In addition, the Selling Shareholders have granted the underwriter a 30-day option to purchase up to an additional 151,154 ADSs at the public offering price, less underwriting discounts and commissions. BeiGene will not receive any of the proceeds from the sale of the shares offered by the Selling Shareholders but will bear certain expenses incident to this offering (excluding underwriting discounts and commissions). The offering is expected to close on December 4, 2020, subject to customary closing conditions.

Goldman Sachs & Co. LLC is acting as the underwriter for the offering.

The securities are being offered pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a prospectus and prospectus supplement. Copies of the prospectus and final prospectus supplement relating to this offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov or contacting the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone: 1-866-471-2526 or by emailing
prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,700+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including BeiGene’s current intentions, expectations or beliefs regarding the offering of ADSs representing ordinary shares, including its expectations regarding closing of the offering, and BeiGene’s plan to market additional oncology products in China. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. BeiGene does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

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Investor Contact	Media Contact

Craig West	Liza Heapes or Vivian Ni

+1 857-302-5189	+1 857-302-5663 or +1 857-302-7596

ir@beigene.com	media@beigene.com

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